EXHIBIT 99.1

Olema Oncology Announces New Clinical Trial Collaboration and Supply Agreement with Novartis in Frontline Metastatic Breast Cancer as well as $250 Million Equity Private Placement

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Clinical trial collaboration and supply agreement enables pivotal Phase 3 OPERA-02 clinical trial of palazestrant in combination with ribociclib in frontline ER+/HER2- metastatic breast cancer; trial initiation expected in mid-2025
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$250.0 million equity private placement with participation by new and existing investors including Adage Capital Partners LP, Bain Capital Life Sciences, BVF Partners L.P., Driehaus Capital Management, Janus Henderson Investors, Paradigm BioCapital Advisors, Wellington Management, Woodline Partners LP, and a large investment manager
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Olema well capitalized to fund operations beyond key milestones including OPERA-01 Phase 3 top-line data in 2026, initial OP-3136 KAT6 Phase 1/2 monotherapy and combination data, and execution of the Phase 3 OPERA-02 clinical trial

SAN FRANCISCO, CA - (GLOBE NEWSWIRE) - December 2, 2024 - Olema Pharmaceuticals, Inc. (“Olema” or “Olema Oncology”, Nasdaq: OLMA), a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of targeted therapies for breast cancer and beyond, today announced a new clinical trial collaboration and supply agreement with Novartis in frontline metastatic breast cancer. Olema has also entered into a securities purchase agreement for the private placement of approximately $250.0 million of common stock and pre-funded warrants to purchase common stock with new and existing institutional and accredited investors (the “Private Placement”).

"We are now fully enabled to initiate our planned pivotal Phase 3 clinical trial, OPERA-02, for palazestrant in combination with ribociclib in frontline ER+/HER2- metastatic breast cancer. Our new agreement with Novartis, which includes sufficient ribociclib drug supply for the planned approximately 1,000 patient trial, is a major milestone. When combined with our Private Placement of $250.0 million of common stock and pre-funded warrants with high-quality, long-term investors, Olema now expects to have the necessary resources to execute OPERA-02, the Phase 1/2 study of OP-3136, and the ongoing Phase 3 OPERA-01 monotherapy trial,” said Sean P. Bohen, M.D., Ph.D., President and Chief Executive Officer of Olema Oncology. “We remain on track to share topline data from OPERA-01 in 2026 and we are excited to present our latest data from the ongoing Phase 1b/2 study of palazestrant in combination with ribociclib at the San Antonio Breast Cancer Symposium (SABCS) next week.”

New Clinical Trial Collaboration and Supply Agreement Enables Phase 3 OPERA-02 Trial

Under the terms of the agreement, Novartis will provide Olema with ribociclib drug supply for the planned, Olema-sponsored, Phase 3 OPERA-02 trial of palazestrant in combination with ribociclib in ER+/HER2- frontline advanced or metastatic breast cancer. All clinical data and inventions from the trial will be jointly owned while Olema maintains global commercial and marketing rights to palazestrant.

Private Placement Funds Expanded Clinical Development Activities

The Private Placement is expected to close on or about December 4, 2024, subject to the satisfaction of customary closing conditions. The financing included participation by new and existing investors Adage Capital Partners LP, Bain Capital Life Sciences, BVF Partners L.P., Driehaus Capital Management, Janus Henderson Investors, Paradigm BioCapital Advisors, Wellington Management, Woodline Partners LP, and a large investment manager. Pursuant to the terms of the securities purchase agreement, Olema will issue 19,928,875 shares of common stock at a purchase price of $9.08 per share and pre-funded warrants to purchase up to an aggregate of 7,604,163 shares of common stock at a purchase price of $9.0799 per pre-funded warrant, for gross proceeds of approximately $250.0 million, before deducting placement agent fees and other offering expenses. The pre-funded warrants will have an exercise price of $0.0001 per share of common stock, be immediately exercisable and remain exercisable until exercised in full. The Private Placement is being conducted in accordance with applicable Nasdaq rules and was priced using the average Nasdaq official closing price of Olema’s common stock for the five trading days ended November 27, 2024.

Jefferies is acting as lead placement agent with J.P. Morgan, Citigroup, Goldman Sachs & Co. LLC, LifeSci Capital, Oppenheimer & Co., and H.C. Wainwright & Co. acting as placement agents in the Private Placement.

Olema intends to use the net proceeds from the Private Placement, together with its current cash, cash equivalents and marketable securities, to fund the OPERA-02 trial, the Phase 1/2 study of OP-3136, and its ongoing Phase 3 OPERA-01 monotherapy trial of palazestrant, and for working capital and general corporate purposes.

The securities described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state’s securities laws, and are being issued and sold pursuant to an exemption from registration provided for under the Securities Act. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Olema has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued and sold in the Private Placement. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Palazestrant (OP-1250)

Palazestrant (OP-1250) is a novel, orally available small molecule with dual activity as both a complete estrogen receptor (ER) antagonist (CERAN) and selective ER degrader (SERD). It is currently being investigated in patients with recurrent, locally advanced or metastatic ER-positive (ER+), human epidermal growth factor receptor 2-negative (HER2-) breast cancer. In preclinical studies, palazestrant completely blocks ER-driven transcriptional activity in both ESR1 wild-type and mutant forms of breast cancer. In Olema’s ongoing clinical trials for advanced or metastatic ER+/HER2- breast cancer, palazestrant has demonstrated anti-tumor activity along with attractive pharmacokinetics and exposure, favorable tolerability, and combinability with CDK4/6 inhibitors. Palazestrant has been granted U.S. Food and Drug Administration (FDA) Fast Track designation for the treatment of ER+/HER2- metastatic breast cancer that has progressed following one or more lines of endocrine therapy with at least one line given in combination with a CDK4/6 inhibitor. It is being evaluated both as a single agent in an ongoing Phase 3 clinical trial, OPERA-01, and in Phase 1/2 combination studies with CDK4/6 inhibitors (palbociclib and ribociclib), a PI3Ka inhibitor (alpelisib), and an mTOR inhibitor (everolimus).

About Olema Oncology

Olema Oncology is a clinical-stage biopharmaceutical company committed to transforming the standard of care and improving outcomes for women living with cancer. Olema is advancing a pipeline of novel therapies by leveraging our deep understanding of endocrine-driven cancers, nuclear receptors, and mechanisms of acquired resistance. Olema’s lead product candidate, palazestrant (OP-1250), is a proprietary, orally available complete estrogen receptor (ER) antagonist (CERAN) and a selective ER degrader (SERD), currently in a Phase 3 clinical trial called OPERA-01. In addition, Olema is developing a potent KAT6 inhibitor (OP-3136). Olema is headquartered in San Francisco and has operations in Cambridge, Massachusetts.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipate,” “expect,” “will,” “may,” “goal,” “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include those related to the completion of the Private Placement, the use of proceeds therefrom, the anticipated filing of a registration statement to cover resales of the securities issued in the Private Placement, Olema's expectation that the proceeds from the Private Placement, together with current cash, cash equivalents and marketable securities, is expected to be sufficient to fund Olema’s planned OPERA-02 trial, the Phase 1/2 study of OP-3136, and the ongoing Phase 3 OPERA-01 trial. Because such statements deal with future events and are based on Olema’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of Olema could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, those discussed in the section titled “Risk Factors” in Olema’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and future filings and reports that Olema makes from time to time with the U.S. Securities and Exchange Commission. Except as required by law, Olema assumes no obligation to update these forward-looking statements, including in the event that actual results differ materially from those anticipated in the forward-looking statements.

Media and Investor Relations Contact

Courtney O’Konek

Vice President, Corporate Communications

Olema Oncology

media@olema.com